Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone 423.238.4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-8464

INVESTOR CONTACT:	FTI Consulting, Inc.
Mike Gaudreau millerind@fticonsulting.com

MILLER INDUSTRIES REPORTS PRELIMINARY FOURTH QUARTER AND FULL YEAR 2023 RESULTS

CHATTANOOGA, Tenn., February 6, 2024/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (“Miller Industries” or the “Company”) today announced preliminary financial results for the Fourth Quarter and Full Year ended December 31, 2023, ahead of upcoming meetings with investors.

Based on currently available information, the Company estimates the following results for the quarter and fiscal year ended December 31, 2023. These estimated ranges of financial results are based on the Company’s preliminary financial statements for the Fourth Quarter and Full Year 2023. These financial statements have not been finalized and the audit by the Company’s independent auditor has not been completed, and these estimated ranges are therefore subject to change.

Fourth Quarter 2023 Highlights1

•	Net sales of $290.0 million to $296.0 million, up 29.7% year over year
•	Gross profit of $37.5 million to $38.5 million, up 48.9% year over year
•	Pre-tax income of $20.0 million to $21.0 million, up 76.3% year over year

Fiscal Year 2023 Highlights1

•	Net sales of $1.147 billion to $1.153 billion, up 35.5% year over year
•	Gross profit of $150.0 million to $151.0 million, up 82.6% year over year
•	Pre-tax income of $73.0 million to $74.0 million, up 185.6% year over year

“Our fiscal year 2023 finished on a high note, with the fourth quarter capping a record year with annual results well ahead of the expectations we set at the start of the year,” said William G. Miller, II, Chief Executive Officer of the Company. “Not only does our topline growth reflect strong demand for our products in the marketplace, but it is clear that the profitability improvements we achieved justify our strategy."

– MORE –

1 Year over year comparisons calculated using midpoint of provided range

MILLER INDUSTRIES REPORTS PRELIMINARY FOURTH QUARTER AND FULL YEAR 2023 RESULTS	PAGE 2

Mr. Miller II concluded, “We are entering 2024 from a position of great strength. Our backlog continues to remain at near record levels in excess of $1.0 billion and order trends remain strong. A strong demand environment, coupled with stabilizing costs and productivity improvements, gives us confidence that we will be able to generate continued topline growth in fiscal 2024, based on current market conditions. Our management team and I would like to thank all of our employees, suppliers, customers and shareholders for their commitment, dedication, and support, which helped to make 2023 a record year for Miller Industries.”

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the three months or the year ended December 31, 2023. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Details Regarding Full Fourth Quarter and Full Year 2023 Reporting

Miller Industries intends to release its full financial results for the Fourth Quarter and Full Year 2023 on Wednesday, March 6, 2024, after market close. The Company will host a conference call the following day that will be simultaneously broadcast live over the Internet:

Thursday, March 7, 2024

10:00 AM ET

9:00 AM CT

8:00 AM MT

7:00 AM PT

Listeners can access the conference call live over the Internet at:

https://app.webinar.net/W380b5vPk1M

Please allow 15 minutes prior to the call to visit the site to download and install any necessary audio software. After the call has taken place, its archived version can be accessed at this website.

About Miller Industries

Miller Industries is The World’s Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

– MORE –

Backlog

While backlog is not a defined term under GAAP, it is a common measurement used in the Company’s industry and Miller Industries believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future trends. Backlog is defined as the value of new units ordered by customers for future deliveries where revenue has not yet been recognized. The measure provides an indication of and expectation of future sales to be achieved on these orders. There is no directly comparable GAAP financial measure for backlog.

– MORE –

MILLER INDUSTRIES REPORTS PRELIMINARY FOURTH QUARTER AND FULL YEAR 2023 RESULTS	PAGE 3

Forward-Looking Statements

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: changes in price, delivery delays and decreased availability of component parts, chassis and raw materials, including aluminum, steel, and petroleum-related products, resulting from changes in demand and market conditions, the general inflationary environment, the war in Ukraine, and the lingering effects of the COVID-19 pandemic on supply chains; economic and market conditions, including the negative impacts on the Company’s customers, suppliers and employees from increasing inflationary pressures, economic and geopolitical uncertainties (including the war in Ukraine); our dependence upon outside suppliers for purchased component parts, chassis and raw materials, including aluminum, steel, and petroleum-related products; future impacts resulting from the war in Ukraine, which include or could include (among other effects) disruption in global commodity and other markets, increased prices for energy, supply shortages and supplier financial risk; increased labor costs and the ability to attract and retain skilled labor to manufacture our products; the potential negative impacts of higher interest rates and other actions taken by the federal government in response to economic volatility and inflationary pressures, including the impact on our customers’ and end users’ access to capital and credit to fund purchases; our ability to raise capital, including to grow our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in the best interests of the Company and our shareholders due to the significant additional indebtedness we incurred during 2022; the cyclical nature of our industry and changes in consumer confidence; special risks from our sales to U.S. and other governmental entities through prime contractors; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulations, including environmental and health and safety regulations; failure to comply with domestic and foreign anti-corruption laws; competition in our industry and our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; changes in foreign currency exchange rates and interest rates; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, which discussions are incorporated herein by this reference. Such factors are not exclusive. Except as required by law, we do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.